Exhibit 10.6

SUBLEASE FOR A SINGLE SUBLESSEE

To be used if the entire space (Premises) will be subleased by a single sublessee whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building.

If there will be one or more sublessees sharing the space with each other and/or the lessee, whether or not the space (Premises) is a single tenant building or is located in a multi-tenant building, use the Sublease for Multiple Tenants.

1.	Basic Provisions ("Basic Provisions").

1.1     Parties: This Sublease ("Sublease"), dated for reference purposes only June 8, 2020 , is made by and between Overland, Pacific & Cutler, LLC ("Sublessor") and Interlink Electronics ("Sublessee"), (collectively the "Parties", or individually a "Party").

1.2     Premises: That certain real property, including all improvements therein, and commonly known as (street address, city, state, zip) 1 Jenner, Suite 200, Irvine, CA 92618 located in the County of Orange , State of California and generally described as (describe brieﬂy the nature of the property)          ("Premises").

1.3     Term: Two     years and eleven months commencing July 1, 2020 ("Commencement Date") and ending May 31, 2023 ("Expiration Date").

1.4     Early Possession: If the Premises are available Sublessee may have non-exclusive possession of the Premises commencing upon a fully executed Sublease Agreement and the Master Lessor's Consent and Approval ("Early Possession Date").

1.5     Base Rent: $5,439.00 per month ("Base Rent"), payable on the first day of each month commencing October 1, 2020.

☑ If this box is checked, there are provisions in this Sublease for the Base Rent to be adjusted.

1.6     Base Rent and Other Monies Paid Upon Execution:

(a)	Base Rent: $5,439.00 for the period October 1, 2020 - October 31, 2020 .
(b)	Security Deposit: $8,188.00 ("Security Deposit").
(c)	Association Fees: for the period .
(d)	Other: for .
(e)	Total Due Upon Execution of this Lease: $13,627.00 .

1.7     Agreed Use: The Premises shall be used and occupied only for general office use by Sublessee and its affiliated entities, Qualstar Corp., N2 Power Inc., BFK Capital Group, Inc., and Bronson Financial and for no other purposes.

1.8     Real Estate Brokers.

(a)   Representation: Each Party acknowledges receiving a Disclosure Regarding Real Estate Agency Relationship, conﬁrms and consents to the following agency relationships in this Sublease with the following real estate brokers ("Broker(s)") and/or their agents ("Agent(s)"):

Sublessor’s Brokerage Firm Hughes Marino License No. 01898886 is the broker of (check one):  ☑   the Sublessor; or   ☐  both the Sublessee and Sublessor (dual agent).

Sublessor’s Agent Will Tober License No. 02001182 is (check one):  ☑ the Sublessor’s Agent (salesperson or broker associate); or ☐ both the Sublessee’s Agent and the Sublessor’s Agent (dual agent).

Sublessee’s Brokerage Firm Madison Street Partners License No.             Is the broker of (check one):  ☑   the Sublessee; or ☐ both the Sublessee and Sublessor (dual agent).

Sublessee’s Agent Greg Endsley License No. 01020960 is (check one): ☑  the Sublessee’s Agent (salesperson or broker associate); or ☐ both the Sublessee’s Agent and the Sublessor’s Agent (dual agent).

(b)     Payment to Brokers: Upon execution and delivery of this Sublease by both Parties, Sublessor shall pay to the Brokers the brokerage fee agreed to in a separate written agreement (or if there is no such agreement, the sum of        or 7.5     % of the total Base Rent) for the brokerage services rendered by the Brokers. (5% to the Sublessee's Broker & 2.5% to the Sublessor's Broker) + $1.00/SF Broker Bonus to the Sublessee’s Broker.

1.9     Guarantor. The obligations of the Sublessee under this Sublease shall be guaranteed by Intentionally Omitted ("Guarantor").

1.10   Attachments. Attached hereto are the following, all of which constitute a part of this Sublease:

☑   an Addendum consisting of Paragraphs 14     through 19     ;

☐   a plot plan depicting the Premises;

☐   a Work Letter;

☑   a copy of the master lease and any and all amendments to such lease (collectively the "Master Lease");

☐   other (specify):        .

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2.	Premises.

2.1     Letting. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Sublease. While the approximate square footage of the Premises may have been used in the marketing of the Premises for purposes of comparison, the Base Rent stated herein is NOT tied to square footage and is not subject to adjustment should the actual size be determined to be diﬀerent. Note: Sublessee is advised to verify the actual size prior to executing this Sublease.

2.2     Condition. Sublessor shall deliver the Premises to Sublessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever ﬁrst occurs ("Start Date"), and warrants that the existing electrical, plumbing, ﬁre sprinkler, lighting, heating, ventilating and air conditioning systems ("HVAC"), and any items which the Sublessor is obligated to construct pursuant to the Work Letter attached hereto, if any, other than those constructed by Sublessee, shall be in good operating condition on said date. If a non-compliance with such warranty exists as of the Start Date, or if one of such systems or elements should malfunction or fail within the appropriate warranty period, Sublessor shall, as Sublessor's sole obligation with respect to such matter, except as otherwise provided in this Sublease, promptly after receipt of written notice from Sublessee setting forth with speciﬁcity the nature and extent of such non-compliance, malfunction or failure, rectify same at Sublessor's expense. The warranty periods shall be as follows: (i) 6 months as to the HVAC systems, and (ii) 30 days as to the remaining systems and other elements. If Sublessee does not give Sublessor the required notice within the appropriate warranty period, correction of any such non-compliance, malfunction or failure shall be the obligation of Sublessee at Sublessee's sole cost and expense.

2.3     Compliance. Sublessor warrants that any improvements, alterations or utility installations made or installed by or on behalf of Sublessor to or on the Premises comply with all applicable covenants or restrictions of record and applicable building codes, regulations and ordinances ("Applicable Requirements") in eﬀect on the date that they were made or installed. Sublessor makes no warranty as to the use to which Sublessee will put the Premises or to modiﬁcations which may be required by the Americans with Disabilities Act or any similar laws as a result of Sublessee's use. NOTE: Sublessee is responsible for determining whether or not the zoning and other Applicable Requirements are appropriate for Sublessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Sublessor shall, except as otherwise provided, promptly after receipt of written notice from Sublessee setting forth with speciﬁcity the nature and extent of such non-compliance, rectify the same.

2.4     Acknowledgements. Sublessee acknowledges that: (a) it has been given an opportunity to inspect and measure the Premises, (b) it has been advised by Sublessor and/or Brokers to satisfy itself with respect to the size and condition of the Premises (including but not limited to the electrical, HVAC and ﬁre sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements and the Americans with Disabilities Act), and their suitability for Sublessee's intended use, (c) Sublessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, (d) it is not relying on any representation as to the size of the Premises made by Brokers or Sublessor, (e) the square footage of the Premises was not material to Sublessee's decision to sublease the Premises and pay the Rent stated herein, and (f) neither Sublessor, Sublessor's agents, nor Brokers have made any oral or written representations or warranties with respect to said matters other than as set forth in this Sublease. In addition, Sublessor acknowledges that: (i) Brokers have made no representations, promises or warranties concerning Sublessee's ability to honor the Sublease or suitability to occupy the Premises, and (ii) it is Sublessor's sole responsibility to investigate the ﬁnancial capability and/or suitability of all proposed tenants.

2.5    Americans with Disabilities Act. In the event that as a result of Sublessee's use, or intended use, of the Premises the Americans with Disabilities Act or any similar law requires modiﬁcations or the construction or installation of improvements in or to the Premises, Building, Project and/or Common Areas, the Parties agree that such modiﬁcations, construction or improvements shall be made at: ☐    Sublessor's expense   ☑  Sublessee's expense.

3.	Possession.

3.1     Early Possession. Any provision herein granting Sublessee Early Possession of the Premises is subject to and conditioned upon the Premises being available for such possession prior to the Commencement Date. Any grant of Early Possession only conveys a non-exclusive right to occupy the Premises. If Sublessee totally or partially occupies the Premises prior to the Commencement Date, the obligation to pay Base Rent shall be abated for the period of such Early Possession. All other terms of this Sublease (including but not limited to the obligations to pay Sublessee's Share of Common Area Operating Expenses, Real Property Taxes and insurance premiums and to maintain the Premises) shall, however, be in eﬀect during such period. Any such Early Possession shall not aﬀect the Expiration Date.

3.2     Delay in Commencement. Sublessor agrees to use its best commercially reasonable eﬀorts to deliver possession of the Premises by the Commencement Date. If, despite said eﬀorts, Sublessor is unable to deliver possession as agreed, the rights and obligations of Sublessor and Sublessee shall be as set forth in Paragraph 3.3 of the Master Lease (as modiﬁed by Paragraph 6.3 of this Sublease).

3.3     Sublessee Compliance. Sublessor shall not be required to tender possession of the Premises to Sublessee until Sublessee complies with its obligation to provide evidence of insurance. Pending delivery of such evidence, Sublessee shall be required to perform all of its obligations under this Sublease from and after the Start Date, including the payment of Rent, notwithstanding Sublessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Sublessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Sublessor may elect to withhold possession until such conditions are satisﬁed.

4.	Rent and Other Charges.

4.1     Rent Deﬁned. All monetary obligations of Sublessee to Sublessor under the terms of this Sublease (except for the Security Deposit) are deemed to be rent ("Rent"). Rent shall be payable in lawful money of the United States to Sublessor at the address stated herein or to such other persons or at such other places as Sublessor may designate in writing.

4.2     Utilities. Sublessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon.

5.     Security Deposit. The rights and obligations of Sublessor and Sublessee as to said Security Deposit shall be as set forth in Paragraph 5 of the Master Lease (as modiﬁed by Paragraph 6.3 of this Sublease).

6.	Master Lease.

6.1     Sublessor is the lessee of the Premises by virtue of the "Master Lease", wherein ALTON CORPORATE JENNER, LLC, a Delaware limited liability company is the lessor, hereinafter the "Master Lessor". Sublessor represents and warrants to Sublessee that a true, correct, and complete copy of the Master Lease is attached hereto as Exhibit A.

6.2     This Sublease is and shall be at all times subject and subordinate to the Master Lease.

6.3     The terms, conditions and respective obligations of Sublessor and Sublessee to each other under this Sublease shall be the terms and conditions of the Master Lease except for those provisions of the Master Lease which are directly contradicted by this Sublease in which event the terms of this Sublease document shall control over the Master Lease. Therefore, for the purposes of this Sublease, wherever in the Master Lease the word "Lessor" is used it shall be deemed to mean the Sublessor herein and wherever in the Master Lease the word "Lessee" is used it shall be deemed to mean the Sublessee herein.

6.4     During the term of this Sublease and for all periods subsequent for obligations which have arisen prior to the termination of this Sublease, Sublessee does hereby expressly assume and agree to perform and comply with, for the beneﬁt of Sublessor and Master Lessor, each and every obligation of Sublessor under the Master Lease except for the following paragraphs which are excluded therefrom:          .

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6.5     The obligations that Sublessee has assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessee's Assumed Obligations". The obligations that sublessee has not assumed under paragraph 6.4 hereof are hereinafter referred to as the "Sublessor's Remaining Obligations".

6.6     Sublessee shall hold Sublessor free and harmless from all liability, judgments, costs, damages, claims or demands, including reasonable attorneys fees, arising out of Sublessee's failure to comply with or perform Sublessee's Assumed Obligations.

6.7     Sublessor agrees to maintain the Master Lease during the entire term of this Sublease, subject, however, to any earlier termination of the Master Lease without the fault of the Sublessor, and to comply with or perform Sublessor's Remaining Obligations and to hold Sublessee free and harmless from all liability, judgments, costs, damages, claims or demands arising out of Sublessor's failure to comply with or perform Sublessor's Remaining Obligations.

6.8     Sublessor represents to Sublessee that the Master Lease is in full force and eﬀect and that no default exists on the part of any Party to the Master Lease.

7.	Assignment of Sublease and Default.

7.1     Sublessor hereby assigns and transfers to Master Lessor Sublessor's interest in this Sublease, subject however to the provisions of Paragraph 8.2 hereof.

7.2     Master Lessor, by executing this document, agrees that until a Default shall occur in the performance of Sublessor's Obligations under the Master Lease, that Sublessor may receive, collect and enjoy the Rent accruing under this Sublease. However, if Sublessor shall Default in the performance of its obligations to Master Lessor then Master Lessor may, at its option, receive and collect, directly from Sublessee, all Rent owing and to be owed under this Sublease. In the event, however, that the amount collected by Master Lessor exceeds Sublessor's obligations any such excess shall be refunded to Sublessor. Master Lessor shall not, by reason of this assignment of the Sublease nor by reason of the collection of the Rent from the Sublessee, be deemed liable to Sublessee for any failure of the Sublessor to perform and comply with Sublessor's Remaining Obligations.

7.3     Sublessor hereby irrevocably authorizes and directs Sublessee upon receipt of any written notice from the Master Lessor stating that a Default exists in the performance of Sublessor's obligations under the Master Lease, to pay to Master Lessor the Rent due and to become due under the Sublease. Sublessor agrees that Sublessee shall have the right to rely upon any such statement and request from Master Lessor, and that Sublessee shall pay such Rent to Master Lessor without any obligation or right to inquire as to whether such Default exists and notwithstanding any notice from or claim from Sublessor to the contrary and Sublessor shall have no right or claim against Sublessee for any such Rent so paid by Sublessee.

7.4     No changes or modiﬁcations shall be made to this Sublease without the consent of Master Lessor.

8.	Consent of Master Lessor.

8.1     In the event that the Master Lease requires that Sublessor obtain the consent of Master Lessor to any subletting by Sublessor then, this Sublease shall not be eﬀective unless, within 10 days of the date hereof, Master Lessor signs this Sublease thereby giving its consent to this Subletting.

8.2     In the event that the obligations of the Sublessor under the Master Lease have been guaranteed by third parties, then neither this Sublease, nor the Master Lessor's consent, shall be eﬀective unless, within 10 days of the date hereof, said guarantors sign this Sublease thereby giving their consent to this Sublease.

8.3     In the event that Master Lessor does give such consent then:

(a)     Such consent shall not release Sublessor of its obligations or alter the primary liability of Sublessor to pay the Rent and perform and comply with all of the obligations of Sublessor to be performed under the Master Lease.

(b)     The acceptance of Rent by Master Lessor from Sublessee or any one else liable under the Master Lease shall not be deemed a waiver by Master Lessor of any provisions of the Master Lease.

(c)     The consent to this Sublease shall not constitute a consent to any subsequent subletting or assignment.

(d)     In the event of any Default of Sublessor under the Master Lease, Master Lessor may proceed directly against Sublessor, any guarantors or any one else liable under the Master Lease or this Sublease without ﬁrst exhausting Master Lessor's remedies against any other person or entity liable thereon to Master Lessor.

(e)     Master Lessor may consent to subsequent sublettings and assignments of the Master Lease or this Sublease or any amendments or modiﬁcations thereto without notifying Sublessor or any one else liable under the Master Lease and without obtaining their consent and such action shall not relieve such persons from liability.

(f)     In the event that Sublessor shall Default in its obligations under the Master Lease, then Master Lessor, at its option and without being obligated to do so, may require Sublessee to attorn to Master Lessor in which event Master Lessor shall undertake the obligations of Sublessor under this Sublease from the time of the exercise of said option to termination of this Sublease but Master Lessor shall not be liable for any prepaid Rent nor any Security Deposit paid by Sublessee, nor shall Master Lessor be liable for any other Defaults of the Sublessor under the Sublease.

(g)     Unless directly contradicted by other provisions of this Sublease, the consent of Master Lessor to this Sublease shall not constitute an agreement to allow Sublessee to exercise any options which may have been granted to Sublessor in the Master Lease (see Paragraph 39.2 of the Master Lease).

8.4     The signatures of the Master Lessor and any Guarantors of Sublessor at the end of this document shall constitute their consent to the terms of this Sublease.

8.5     Master Lessor acknowledges that, to the best of Master Lessor's knowledge, no Default presently exists under the Master Lease of obligations to be performed by Sublessor and that the Master Lease is in full force and eﬀect.

8.6     In the event that Sublessor Defaults under its obligations to be performed under the Master Lease by Sublessor, Master Lessor agrees to deliver to Sublessee a copy of any such notice of default. Sublessee shall have the right to cure any Default of Sublessor described in any notice of default if Sublessee does so within the same number of days set forth in the notice of default given to Sublessor. If such Default is cured by Sublessee then Sublessee shall have the right of reimbursement and oﬀset from and against Sublessor.

9.	Additional Brokers Commissions.

9.1     Sublessor agrees that if Sublessee exercises any option or right of ﬁrst refusal as granted by Sublessor herein, or any option or right substantially similar thereto, either to extend the term of this Sublease, to renew this Sublease, to purchase the Premises, or to lease or purchase adjacent property which Sublessor may own or in which Sublessor has an interest, then Sublessor shall pay to Broker a fee in accordance with the schedule of Broker in eﬀect at the time of the execution of this Sublease. Notwithstanding the foregoing, Sublessor's obligation under this Paragraph is limited to a transaction in which Sublessor is acting as a Sublessor, lessor or seller.

9.2     If a separate brokerage fee agreement is attached then Master Lessor agrees that if Sublessee shall exercise any option or right of ﬁrst refusal granted to Sublessee by Master Lessor in connection with this Sublease, or any option or right substantially similar thereto, either to extend or renew the Master Lease, to purchase the Premises or any part thereof, or to lease or purchase adjacent property which Master Lessor may own or in which Master Lessor has an interest, or if Broker is the procuring cause of any other lease or sale entered into between Sublessee and Master Lessor pertaining to the Premises, any part thereof, or any adjacent property which Master Lessor owns or in which it has an interest, then as to any of said transactions, Master Lessor shall pay to Broker a fee, in cash, in accordance with the schedule attached to such brokerage fee agreement.

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9.3     Any fee due from Sublessor or Master Lessor hereunder shall be due and payable upon the exercise of any option to extend or renew, upon the execution of any new lease, or, in the event of a purchase, at the close of escrow.

9.4     Any transferee of Sublessor's interest in this Sublease, or of Master Lessor's interest in the Master Lease, by accepting an assignment thereof, shall be deemed to have assumed the respective obligations of Sublessor or Master Lessor under this Paragraph 9. Broker shall be deemed to be a third-party beneﬁciary of this paragraph 9.

10.     Representations and Indemnities of Broker Relationships. The Parties each represent and warrant to the other that it has had no dealings with any person, ﬁrm, broker, agent or ﬁnder (other than the Brokers and Agents, if any) in connection with this Sublease, and that no one other than said named Brokers and Agents is entitled to any commission or ﬁnder's fee in connection herewith. Sublessee and Sublessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, ﬁnder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

11.     Attorney's fees. If any Party or Broker brings an action or proceeding involving the Premises whether founded in tort, contract or equity, or to declare rights hereunder, the Prevailing Party (as hereafter deﬁned) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "Prevailing Party" shall include, without limitation, a Party or Broker who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party or Broker of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Sublessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach ($200 is a reasonable minimum per occurrence for such services and consultation).

12.     No Prior or Other Agreements; Broker Disclaimer. This Sublease contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be eﬀective. Sublessor and Sublessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and ﬁnancial responsibility of the other Party to this Sublease and as to the use, nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Sublessor or Sublessee under this Sublease or any amendment or modiﬁcation hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Sublease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker. Signatures to this Sublease accomplished by means of electronic signature or similar technology shall be legal and binding.

13.	Accessibility; Americans with Disabilities Act.

(a)     The Premises:

☑ have not undergone an inspection by a Certiﬁed Access Specialist (CASp). Note: A Certiﬁed Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises met all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential.

☐ have undergone an inspection by a Certiﬁed Access Specialist (CASp) and it was determined that the Premises did not meet all applicable construction-related accessibility standards pursuant to California Civil Code §55.51 et seq. Lessee acknowledges that it received a copy of the inspection report at least 48 hours prior to executing this Lease and agrees to keep such report conﬁdential except as necessary to complete repairs and corrections of violations of construction related accessibility standards.

In the event that the Premises have been issued an inspection report by a CASp the Lessor shall provide a copy of the disability access inspection certiﬁcate to Lessee within 7 days of the execution of this Lease.

(b)     Since compliance with the Americans with Disabilities Act (ADA) and other state and local accessibility statutes are dependent upon Lessee's speciﬁc use of the Premises, Lessor makes no warranty or representation as to whether or not the Premises comply with ADA or any similar legislation. In the event that Lessee's use of the Premises requires modiﬁcations or additions to the Premises in order to be in compliance with ADA or other accessibility statutes, Lessee agrees to make any such necessary modiﬁcations and/or additions at Lessee's expense.

ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY AIR CRE OR BY ANY REAL ESTATE BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS SUBLEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.     SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS SUBLEASE.

2.     RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PROPERTY, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR SUBLESSEE'S INTENDED USE.

WARNING: IF THE SUBJECT PROPERTY IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE SUBLEASE MAY NEED TO BE REVISED TO COMPLY WITH LAWS OF THE STATE IN WHICH THE PROPERTY IS LOCATED

Executed At:	Executed At:
On: 6/17/2020	On: 6 /17/2020

By Sublessor:	By Sublessee:

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Overland, Pacific & Cutler, LLC	Interlink Electronics
By:	By:
Name Printed: Brian Everett	Name Printed: Steven N Bronson
Title: CEO	Title: CEO
Phone:	Phone:
Fax:	Fax:
Email: beverett@opcservices.com	Email: sb@iefsr.com

By:	By:
Name Printed:	Name Printed:
Title:	Title:
Phone:	Phone:
Fax:	Fax:
Email:	Email:

Address:	Address:
Federal ID No.:	Federal ID No.:

BROKER	BROKER
Hughes Marino	Madison Street Partners

Attn: Will Tober	Attn: Greg Endsley
Title:	Title:

Address:	Address:
Phone:	Phone:
Fax:	Fax:
Email:	Email:
Federal ID No.:	Federal ID No.:
Broker DRE License #: 01898886	Broker DRE License #:
Agent DRE License #: 02001182	Agent DRE License #: 01020960

Consent to the above Sublease is hereby given.

Executed At:	Executed At:
Executed On:	Executed On:

By Master Lessor:	By Guarantor:
ALTON CORPORATE JENNER, LLC, a Delaware limited liability company

By:	By:
Name Printed:	Name Printed:
Title:	Title:
Phone:	Address:
Fax:
Email:	By:
Name Printed:
By:	Title:
Name Printed:	Address:
Title:
Phone:
Fax:
Email:

Address:
Federal ID No.:

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AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

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ADDENDUM TO SUBLEASE

Date:      June 8, 2020

By and Between

Sublessor: Overland, Pacific & Cutler, LLC

Sublessee: Interlink Electronics

Property Address:      1 Jenner, Suite 200, Irvine, CA 92618

(street address, city, state, zip)

Paragraph:    14 Base Rent

7/1/20 - 9/30/20	$0.00
10/1/20 - 6/30/21	$5,439.00
7/1/21 - 6/30/22	$5,602.00
7/1/22 - 5/31/23	$5,770.00

Sublessor will allow Sublessee to pay its monthly Base Rent and NNN Operating Expenses directly to the Master Lessor.

15	Operating Expenses

Operating Expenses are understood to be NNN and shall be the sole responsibility of the Sublessee per the terms of the Master Lease.

16	Premises Condition

Sublessee will take the Premises "as-is" and be given free use of all the existing furniture, files and workstations within the Premises. A detailed inventory list will be prepared by Sublessor and mutually agreed upon by the parties.

17	Parking - per the Master Lease

18	Signage - per the Master Lease

19    Furniture - Sublessee will purchase the furniture from Sublessor for $1.00 (see Exhibit B: furniture inventory list/bill of sale).

In the event of any conﬂict between the provisions of this Addendum and the printed provisions of the Sublease, this Addendum shall control.

AIR CRE * https://www.aircre.com * 213-687-8777 * contracts@aircre.com

NOTICE: No part of these works may be reproduced in any form without permission in writing.

INITIALS	INITIALS
© 2019 AIR CRE. All Rights Reserved. ASL-1.00, Revised 06-10-2019		Last Edited: 6/16/2020 6:22 AM Page 1 of 1

Exhibit A

ORIGINAL
FULLY-EXECUTED

LEASE

BETWEEN

THE IRVINE COMPANY LLC

AND

OVERLAND, PACIFIC & CUTLER, INC.

FIRST AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This First Amendment to Lease (the "Amendment") dated February 7th, 2013, is by and between THE IRVINE COMPANY LLC, a Delaware limited liability company ("Landlord"), and OVERLAND, PACIFIC & CUTLER, INC., a California corporation ("Tenant").

II.	RECITALS.

On November 19, 2009, Landlord and Tenant entered into a lease ("Lease" ) for space in a building located at 20 Fairbanks, Suite 178, Irvine, California (the "20 Fairbanks Premises").

Landlord and Tenant each desire to modify the Lease to terminate Tenant's leasing of the 20 Fairbanks Premises in exchange for leasing approximately 6,410 rentable square feet of space in a building located at 1 Jenner Street, Suite 200, Irvine, California, which space is space shown on EXHIBIT A attached to this Amendment and herein referred to as the" 1 Jenner Premises", to extend the Lease Term as to the 1 Jenner Premises, to adjust the Basic Rent and to make such other modifications as are set forth in "Ill. MODIFICATIONS" next below.

III.	MODIFICATIONS.

A.     Premises/Building/Project. Effective as of the "Commencement Date for the 1 Jenner Premises" (as hereinafter defined), the "Premises" under the Lease shall consist of the 1 Jenner Premises, all references to the "Building" in the Lease shall be amended to refer to the building located at"1 Jenner , Irvine, California (the "1 Jenner Building" ), and all references to the "Project" in the Lease shall be amended to refer to he Project described on EXHIBIT Y attached to this Amendment.

B.     Termination as to the 20 Fairbanks Premises. The parties agree that Tenant's lease as to the 20 Fairbanks Premises shall terminate at midnight on the day preceding the Commencement Date for the 1 Jenner Premises (the" Termination Date" ), provided that such termination shall not relieve Tenant of (i) any rent or other charges owed by Tenant, or other obligations required of Tenant, as are set forth in the Lease from and after the date of this Amendment through and including the Termination Date, (ii) any obligations which are set forth in this Amendment, and (iii) any indemnity or hold harmless obligations set forth in the Lease as to the 20 Fairbanks Premises which survive the termination of the Lease. Tenant shall quit and surrender possession of the 20 Fairbanks Premises to Landlord on or before the Termination Date as required by the provisions of Section 15.3 of the Lease.

C.     Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.          Effective as of the Commencement Date for the 1 Jenner Premises, Item 2 shall be deleted in its entirety and substituted therefore shall be the following:

  "2. Premises: Suite No. 200 (the Premises are more particularly described in Section 2.1).

  Address of Building: 1 Jenner, Irvine , CA"

2.          Item 4 is hereby amended by adding the following:

"Commencement Date for the 1 Jenner Premises" shall mean the earlier of (a) 7 business days following the date of Landlord's tender of possession of the 1 Jenner Premises to Tenant with the "Tenant Improvements" for the 1 Jenner Premises substantially completed but for minor punch list items, but not sooner than April 1, 2013, or (b) the date Tenant commences its business operations in the 1 Jenner Premises. Prior to Tenant's taking possession of the 1 Jenner Premises, the parties shall memorialize on a form provided by Landlord the actual Commencement Date for the 1 Jenner Premises, provided that Tenant's failure to execute that form shall not affect the validity of Landlord's determination of said Date. The acknowledgments by Tenant contained in Section 2.2 of the Lease shall be applicable and binding with respect to Tenant's lease of the 1 Jenner Premises. As of the Commencement Date for the 1 Jenner Premises, Tenant shall be conclusively deemed to have accepted that the 1 Jenner Premises is in satisfactory condition and in conformity with the provisions of the Lease, subject only to those defective or incomplete portions of the 1 Jenner Premises Tenant Improvements, which Tenant shall have itemized on a written punch list and delivered to Landlord within thirty (30) days after the Commencement Date for the 1 Jenner Premises."

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3.          Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

  "5. Lease Term: The Term of this Lease shall be for a period of 60 months following the Commencement Date for the 1 Jenner Premises, plus such additional days as may be required to cause the Lease to expire on the final day of the calendar month."

4.          Item 6 is hereby amended by adding the following:

  "Basic Rent for the 1 Jenner Premises:

Months of Term or Period for the 1 Jenner Premises	Monthly Rate Per Rentable Square Foot for the 1 Jenner Premises	Monthly Basic Rent (rounded to the nearest dollar) for the 1 Jenner Premises
1-12	$.85	$5,456.00
13-24	$.90	$5,777.00
25-36	$.95	$6,098.00
37-48	$1.00	$6,419.00
40-60	$1.05	$6,740.00

5.         Effective as of the Commencement Date for the 1 Jenner Premises, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

  "8. Floor Area of Premises: Approximately 6,419 rentable square feet"

6.          Item 9 is hereby deleted in its entirety and substituted therefor shall be the following:

  "9. Security Deposit: $7,414.00"

7.          Effective as of the Commencement Date for the 1 Jenner Premises, Item 12 shall be deleted in its entirety and substituted therefor shall be the following:

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"12. Payment Address:

THE IRVINE COMPANY LLC Department #0303 Los Angeles, CA 90084-0303	OVERLAND, PACIFIC & CUTLER, INC. 1 JENNER STREET, SUITE 200 IRVINE, CA 92618"

Notice Address:

THE IRVINE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Senior Vice President,

Property Operations

Irvine Office Properties

with a copy of notices to:

THE IRVlNE COMPANY LLC

550 Newport Center Drive

Newport Beach, CA 92660

Attn: Vice President Operations

Irvine Office Properties, Technology Portfolio

8.         Effective as of the Commencement Date for the 1 Jenner Premises, Item 11 shall be deleted in its entirety and substituted therefor shall be the following:

"11. Vehicle Parking Spaces: 26 unreserved vehicle parking spaces in accordance with the provisions set forth in Exhibit F to the Lease"

D.     Security Deposit. Concurrently with Tenant's delivery of this Amendment, Tenant shall deliver the sum of $4,504.00 to Landlord, which sum shall be added to the Security Deposit presently being held by Landlord in accordance with Section 4.3 of the Lease.

E.     Right to Extend the Lease. Provided that no monetary Default has occurred under any provision of the Lease, either at the time of exercise of the extension right granted herein or at the time of the commencement of such extension, and provided further that Tenant is occupying the entire 1 Jenner Premises and has not assigned or sublet any of its interest in the Lease, then Tenant may extend the Term of this Lease for one (1) extension period of 36 months. Tenant shall exercise its right to extend the Term by and only by delivering to Landlord, not less than 6 months or more than 12 months prior to the Expiration Date of the Term, Tenant's irrevocable written notice of its commitment to extend (the" Commitment Notice" ). The Basic Rent payable under the Lease during any extension of the Term shall be determined as provided in the following provisions.

If Landlord and Tenant have not by then been able to agree upon the Basic Rent for the extension of the Term, then not less than 90 days or more than 120 days prior to the Expiration Date of the Term, Landlord shall notify Tenant in writing of the Basic Rent that would reflect the prevailing market rental rate for a 36-month renewal of comparable space in the Project (together with any increases thereof during the extension period) as of the commencement of the extension period ("Landlord's Determination"). Should Tenant disagree with the Landlord's Determination, then Tenant shall, not later than 20 days thereafter, notify Landlord in writing of Tenant's determination of those rental terms ("Tenant's Determination"). Within 10 days following delivery of the Tenant's Determination, the parties shall attempt to agree on an appraiser to determine the fair market rental. If the parties are unable to agree in that time, then each party shall designate an appraiser within 10 days thereafter. Should either party fail to so designate an appraiser within that time, then the appraiser designated by the other party shall determine the fair market rental. Should each of the parties timely designate an appraiser, then the two appraisers so designated shall appoint a third appraiser who shall, acting alone, determine the fair market rental for the 1 Jenner Premises. Any appraiser designated hereunder shall have an MAI certification with not less than 5 years experience in the valuation of commercial industrial buildings in the vicinity of the Project.

Within 30 days following the selection of the appraiser and such appraiser's receipt of the Landlord's Determination and the Tenant's Determination, the appraiser shall determine whether the rental rate determined by Landlord or by Tenant more accurately reflects the fair market rental rate for the 36-month renewal of the Lease for the 1 Jenner Premises, as reasonably extrapolated to the commencement of the extension period. Accordingly, either the Landlord's Determination or the Tenant's Determination shall be selected by the appraiser as the fair market rental rate for the extension period. In making such determination, the appraiser shall consider rental comparables for the Project (provided that if there are an insufficient number of comparables within the Project, the appraiser shall consider rental comparables for similarly improved space owned by Landlord in the vicinity of the Project with appropriate adjustment for location and quality of project), but the appraiser shall not attribute any factor for market tenant improvement allowances or brokerage commissions in making its determination of the fair market rental rate. At any time before the decision of the appraiser is rendered, either party may, by written notice to the other party, accept the rental terms submitted by the other party, in which event such terms shall be deemed adopted as the agreed fair market rental. The fees of the appraiser(s) shall be borne entirely by the party whose determination of the fair market rental rate was not accepted by the appraiser.

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Within 20 days after the determination of the fair market rental, Landlord shall prepare an appropriate amendment to this Lease for the extension period, and Tenant shall execute and return same to Landlord within 10 days after Tenant's receipt of same. Should the fair market rental not be established by the commencement of the extension period, then Tenant shall continue paying rent at the rate in effect during the last month of the initial Term, and a lump sum adjustment shall be made promptly upon the determination of such new rental.

If Tenant fails to timely exercise the extension right granted herein within the time period expressly set forth for exercise by Tenant in the initial paragraph of this Section, Tenant's right to extend the Term shall be extinguished and the Lease shall automatically terminate as of the expiration date of the Term, without any extension and without any liability to Landlord. Tenant's rights under this Section shall belong solely to Overland, Pacific & Cutler, Inc., a California corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect. Tenant shall have no other right to extend the Term beyond the single 36 month extension period created by this Section. Unless agreed to in a writing signed by Landlord and Tenant, any extension of the Term, whether created by an amendment to this Lease or by a holdover of the 1 Jenner Premises by Tenant, or otherwise, shall be deemed a part of, and not in addition to, any duly exercised extension period permitted by this Section.

F.     Right of First Offer. Provided that no Default has occurred under any provision of the Lease, either at the time of the delivery of "Landlord's Notice" or at the time of the delivery of "Tenant's Notice" (as hereinafter defined), Landlord hereby grants Tenant a one-time right ("First Right") to lease approximately 4,164 rentable square feet of space in the 1 Jenner Building more particularly described on EXHIBIT A-1 attached hereto (the "First Right Space" ), in accordance with and subject to the provisions of this Section; provided that this First Right shall not be effective until December 1, 2013 and shall cease to be effective during the final 12 months of the Term unless and until Tenant exercises its extension option set forth in Section 111.E above. Except as otherwise provided below, prior to leasing the First Right Space, or any portion thereof, to any other party during the period that this First Right is in effect, Landlord shall give Tenant written notice (the "Landlord's Notice") of the basic economic terms including but not limited to the Basic Rent, term, operating expense base, security deposit, and tenant improvement allowance (collectively, the "Economic Terms" ), upon which Landlord is willing to lease such particular First Right Space to Tenant or to a third party; provided that the Economic Terms shall exclude brokerage commissions and other Landlord payments that do not directly inure to the tenant's benefit. It is understood that should Landlord intend to lease other office space in addition to the First Right Space as part of a single transaction, then Landlord's Notice shall so provide and all such space shall collectively be subject to the following provisions. Within 5 calendar days after delivery of Landlord's Notice, Tenant must give Landlord written notice (the 'Tenant's Notice") pursuant to which Tenant shall elect to (i) lease all, but not less than all, of that portion of the First Right Space specified in Landlord's notice (the "Designated Space" ) upon such Economic Terms and the same non- Economic Terms as set forth in this Lease; (ii) refuse to lease the Designated Space, specifying that such refusal is not based upon the Economic Terms, but upon Tenant's lack of need for the Designated Space, in which event this First Right shall terminate as to the Designated Space in its entirety and Landlord may lease the Designated Space upon any terms it deems appropriate; or (iii) refuse to lease the Designated Space, specifying that such refusal is based upon said Economic Terms, in which event Tenant shall also specify revised Economic Terms upon which Tenant shall be willing to lease the Designated Space. In the event that Tenant does not so respond in writing to Landlord's Notice within said period, Tenant shall be deemed to have elected clause (ii) above. Any Tenant's Notice electing either clause (i) or clause (iii) above shall be accompanied by Tenant's then current annual financial statements, inclusive of Tenant's most current balance sheet; and should such statements reveal that Tenant's net worth has materially decreased since the execution of this Lease, Landlord shall have no obligation to lease the Designated Space to Tenant and may instead lease same to any third party. In the event Tenant's Notice elects clause (iii) above, Landlord may elect to either (x) lease the Designated Space to Tenant upon such revised Economic Terms and the same other non-Economic Terms as set forth in this Lease, or (y) lease the Designated Space to any third party upon Economic Terms which are not materially more favorable to such party than those Economic Terms proposed by Tenant. Should Landlord so elect to lease the Designated Space to Tenant, then Landlord shall promptly prepare and deliver to Tenant an amendment to this Lease consistent with the foregoing, and Tenant shall execute and return same to Landlord within 10 days. Notwithstanding the foregoing, it is understood that Tenant's First Right shall be subject to any extension or expansion rights previously granted by Landlord to any third party tenant in the Project, as well as to any such rights which may hereafter be granted by Landlord to any third party tenant now or hereafter occupying the First Right Space or any portion thereof, and Landlord shall in no event be obligated to initiate this First Right prior to leasing any portion of the First Right Space to the then-current occupant thereof. Tenant's rights under this Section shall belong solely to Overland, Pacific & Cutler, Inc., a California corporation, and any attempted assignment or transfer of such rights shall be void and of no force and effect.

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G.     "After Hours" HVAC. Effective as of the Commencement Date for the 1 Jenner Premises, the last sentence EXHIBIT C attached to the Lease is hereby amended and restated as follows:

"As used herein, "standard charges" shall mean $10.00 per hour for each hour of "after hours" use (in addition to the applicable electricity charges paid to the utility provider). "

H.     Broker's Commission. Article XVIII of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreement with such brokers: Irvine Realty Company ("Landlord's Broker") and Corporate Realty Advisors ('Tenant's Broker''). It is understood and agreed that Landlord' s Broker represents only Landlord in connection with the execution of this Amendment and that Tenant's Broker represents only Tenant. The warranty and indemnity provisions of Article XVIII of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

I.     Tenant Improvements. Landlord hereby agrees to complete the Tenant Improvements for the 1 Jenner Premises in accordance with the provisions of EXHIBIT X Work Letter, attached hereto.

IV.	GENERAL.

A.     Effect of Amendments. The Lease shall remain in full force and effect except to the extent that it is modified by this Amendment.

B.     Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "Ill. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.     Counterparts. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation.

D.     Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

E.     Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

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V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in "I. PARTIES AND DATE." above.

LANDLORD: THE IRVINE COMPANY LLC a Delaware limited liability company	TENANT: OVERLAND, PACIFIC & CUTLER, INC. a California corporation

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EXHIBIT X

WORK LETTER

BUILD TO SUIT

(Turn-key)

The tenant improvement work (the"Tenant Improvements" and the"Tenant Improvement Work'') shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the 1 Jenner Premises as shown in the space plan (the "Plan") prepared by Casco, dated January 31, 2013, and the cost estimate (the "Cost Estimate") prepared by Casco, dated January 12, 2013. The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.     Landlord shall cause its contractor to construct the Tenant Improvements at Landlord's sole cost and expense, provided that any additional cost resulting from "Changes" (as hereinafter defined) requested by Tenant and "Alternates" shown in the Plan which are elected by Tenant (if any) shall be borne solely by Tenant and paid to Landlord as hereinafter provided. Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord's building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto ("Standard Improvements" ), except for those additions or variations to Building Standard Improvements expressly approved by Landlord and noted on the Preliminary Plan (any such addition or variation from the Standard Improvements shall be referred to herein as a"Non-Standard Improvement" ). Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within 5 days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B.     In the event that Tenant requests in writing a revision to the Plan (''Change"), and Landlord so approves such Change as provided in the Section next below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work that such Change would cause. Such cost shall include an administrative/supervision fee to be paid to Landlord or to Landlord's management agent in the amount of 3% of the cost of such Change. Tenant shall approve or disapprove such change order, if any, in writing within 2 days following Tenant's receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost attributable to such change order concurrently with delivery of Tenant's approval of the change order, or (ii) defer Tenant's payment of such increase until the date 10 days after delivery of invoices for same, provided however, that the increase in cost must in any event be paid in full prior to Tenant's commencing occupancy of the 1 Jenner Premises. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant's approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C.     Landlord agrees that it shall not unreasonably withhold its consent to Tenant's requested Changes, provided that such consent may be withheld in all events if the requested Change (i) is of a lesser quality than the Tenant Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the 1 Jenner Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord's access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the 1 Jenner Building, or (vi) would have an adverse aesthetic impact to the 1 Jenner Premises or would cause additional expenses to Landlord in reletting the 1 Jenner Premises.

D.     Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period ls so specified, within 5 days following Tenant's receipt hereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (Including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses, and the Commencement Date for the 1 Jenner Premises shall be deemed to have occurred for all purposes, including without limitation Tenant's obligation to pay rent, as of the date Landlord reasonably determines that it would have been able to deliver the 1 Jenner Premises to Tenant but for the collective Tenant Delays. Should Landlord determine that the Commencement Date for the 1 Jenner Premises should be advanced in accordance with the foregoing, it shall so notify Tenant in writing. Landlord's determination shall be conclusive unless Tenant notifies Landlord in writing, within 5 days thereafter, of Tenant's election to contest same by arbitration pursuant to the provisions of Section II below. Pending the outcome of such arbitration proceedings, Tenant shall make timely payment of all rent due under this Lease based upon the Commencement Date for the 1 Jenner Premises set forth in the aforesaid notice from Landlord.

1

E.     All Standard Tenant Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the 1 Jenner Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of the Lease, require Tenant either (i) to remove all or any of the Non-Standard Improvements, any "Alternates" in the Plan which are elected by Tenant, and all or any of the Tenant Improvements approved by way of a Change requested by Tenant, to repair any damage to the 1 Jenner Premises or the Common Area arising from such removal, and to replace any such Non-Standard Improvements with the applicable Building Standard Improvements, or (ii) to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such rem ovals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within 10 days following notice to Tenant if such notice is given following the Expiration Date or sooner termination.

F.     Landlord shall permit Tenant and its agents to enter the 1 Jenner Premises prior to the Commencement Date for the 1 Jenner Premises in order that Tenant may install fixtures, furniture and cabling through Tenant's own contractors prior to the Commencement Date. Any such work shall be subject to Landlord's prior written approval, and shall be performed in a manner and upon terms and conditions and at times satisfactory to Landlord's representative. The foregoing license to enter the 1 Jenner Premises prior to the Commencement Date for the 1 Jenner Premises is, however, conditioned upon Tenant's contractors and their subcontractors and employees working in harmony and not interfering with the work being performed by Landlord. If at any time that entry shall cause disharmony or interfere with the work being performed by Landlord, this license may be withdrawn by Landlord upon 24 hours written notice to Tenant That license is further conditioned upon the compliance by Tenant's contractors with all requirements imposed by Landlord on third party contractors, including without limitation the maintenance by Tenant and its contractors and subcontractors of workers' compensation and public liability and property damage insurance in amounts and with companies and on forms satisfactory to Landlord, with certificates of such insurance being furnished to Landlord prior to proceeding with any such entry. The entry shall be deemed to be under all of the provisions of the Lease except as to the covenants to pay rent. Landlord shall not be liable in any way for any personal injury, and/or loss or damage of property which may occur in connection with such entry by Tenant or in connection with such work being performed by Tenant, the same being solely at Tenant's risk. In no event shall the failure of Tenant's contractors to complete any work in the 1 Jenner Premises extend the Commencement Date for the 1 Jenner Premises.

G.     Tenant hereby designates Ray Armstrong ("Tenant 's Construction Representative"), Telephone No. (562) 755-7192, as its representative, agent and attorney-in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant's Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord's right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant's Construction Representative(s) at any time upon delivery of written notice to Landlord.

II.	DISPUTE RESOLUTION

A.     All claims or disputes between Landlord and Tenant arising out of, or relating to, this Work Letter shall be decided by the JAMS/ENDISPUTE ("JAMS"), or its successor, with such arbitration to be held in Orange County, California, unless the parties mutually agree otherwise. Within 10 business days following submission to JAMS, JAMS shall designate three arbitrators and each party may, within 5 business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If less than 2 arbitrators are timely vetoed, JAMS shall select a single arbitrator from the non-vetoed arbitrators originally designated by JAMS, who shall hear and decide the matter. Any arbitration pursuant to this section shall be decided within 30 days of submission to JAMS. The decision of the arbitrator shall be final and binding on the parties. All costs associated with the arbitration shall be awarded to the prevailing party as determined by the arbitrator.

B.     Notice of the demand for arbitration by either party to the Work Letter shall be filed in writing with the other party to the Work Letter and with JAMS and shall be made within a reasonable time after the dispute has arisen. The award rendered by the arbitrator shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. Except by written consent of the person or entity sought to be joined, no arbitration arising out of or relating to this Work Letter shall include, by consolidation, joinder or in any other manner, any person or entity not a party to the Work Letter unless (1) such person or entity is substantially involved in a common question of fact or law, (2) the presence of such person or entity is required if complete relief is to be accorded in the arbitration, or (3) the interest or responsibility of such person or entity in the matter is not insubstantial.

C.     The agreement herein among the parties to arbitrate shall be specifically enforceable under prevailing law. The agreement to arbitrate hereunder shall apply only to disputes arising out of, or relating to, this Work Letter, and shall not apply to other matters of dispute under the Lease except as may be expressly provided in the Lease.

2

Tenant Improvement/ Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

TENANT STANDARD GENERAL

OFFICE:	CARPET Direct glue, from one of the following options:
	Designweave- Z6354 Tempest Esq.:	Designweave- Z6356 Techno:
	a) 553 Steel Wool b) 773 Melba Toast c) 575 Silver Smoke d) 535 Dolphin e) 454 Denim	a) 336 Lido b) 252 Topaz c) 518 Night Sky d) 997 Silver Plum e) 496 Galactic

VINYL COMPOSITION TILE (VCT)
12x12 VCT Armstrong Standard Excelon, from the following options:
	a) 51803 Pearl White b) 51899 Cool White	c) 51908 Pewter d) 51899 Cool White

PAINT/ WALLS

5/8" gypsum drywall on 2-1/2" x 25 gage. metal studs, floor to ceiling construction, no walls shall penetrate the grid unless required by code. All walls shall be straight, and parallel to building perimeter walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall. Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish.

BASE

2-1/2"Burkerubber base color. Pearl 137P, straight at cut pile carpet, coved at resilient flooring and loop carpet

RUBBER TRANSITION STRIP

Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE

Plastic laminate color at millwork to be Nevamar "Smoky White", Textured #S-7-27T.

CEILING

2x4 USG Radar Illusions #2842 grid and scored tile on 9/16" T-bar grid. Continuous grid throughout.

PERIMETER WALLS

Furring, 25 ga. metal studs with 5/8" gypsum drywall, with batt insulation.

LIGHTING

2X4 fluorescent, 3-lamp energy saving ballast, 18-cell parabolic lens fixture.

DOORS

1-3/4" solid core, 3"-0" x 8'-10", plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage "D" series "Sparta" latchset hardware, dull chrome finish.

OFFICE SIDELITES

All interior offices to have sidelite glazing adjacent to office entry door. 2' wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

Schedule I

1

Tenant Improvement/ Interior Construction Outline Specifications

(Continued)

TENANT STANDARD GENERAL OFFICE (CONTINUED):	WINDOW COVERINGS Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD MECHANICAL:	HVAC Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with single-row hot water reheat coil.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2'x2' perforated face ceiling diffusers, 2'x2' perforated return air grilles and air balance.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48" above finished floor.

Exterior corner spaces with more than one exposure shall be provided with a separate zone.

Conference Room (or Training Room) 20'x13' or larger shall be provided with a separate zone.

Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Interior zone shall be limited to a maximum of 2000 square feet.

FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD ELECTRICAL:	ELECTRICAL SYSTEM 277/480 volt, three phase, four wire metered distribution section added to main service at Main Electrical Room.

Electrical tenant distribution capacity suitable for 22 watts per s.f. to accommodate HVAC, lighting, data processing, computer loads and convenience outlets.

Tenant Electrical Room, located within the lease space, to include 270/480 volt and 120/208 volt panels, transformer, lighting control panel, as required.

LIGHTING

Double switch per Title 24, paired in double gang box, Leviton "Decora" white plastic coverplate, 42" AFF to switch centerline. Provide occupancy sensors as required by code. 2x4 fluorescent light fixtures, 3- lamp energy saving ballast, 18-cell parabolic lens fixture based upon one (1) fixture per 80 square feet.

Exit signs: Internally illuminated, white sign face with green text

2

Tenant Improvement/ Interior Construction Outline Specifications

(Continued)

TENANT STANDARD ELECTRICAL (CONTINUED):

OUTLETS

Power: 15-amp 125-volt specification grade duplex receptacle mounted vertically, 18" AFF to centerline, white plastic coverplate. Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box. Power poles and furniture by Tenant. Ratio of one (1) feed per eight (8} workstations. Assumes four (4) circuits, eight (8) wire configuration of systems furniture.

Telephone/Data: Single gang box with, mud ring and pull string, mounted vertically, 18"AFF to centerline Cover plate by telephone and/or cabling company. Teflon cable by tenant.

One (1) empty 2" conduit to be routed from Tenant's Server Room, 4x8 backboard to building main telephone backboard.

TENANT STANDARD WAREHOUSE/SHIPPING AND RECEIVING:	FLOORS Sealed concrete.

WALLS
5/8" gypsum wallboard standard partition. Paint to match Benjamin Moore AC-40 Glacier White; rated partition at occupancy separation as required by code.

CEILING
Exposed structure, non-painted.

WINDOWS
None

ACCESS
7'-6" H x 7'-6" W glazed service doors. Glazing is bronze reflective glass.

HVAC
None

PLUMBING
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon "Seagate" #86526 Oyster, with Smooth White FRP panel wainscot to 48" high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi gloss finish.

LIGHTING
Chain hung florescent strip fixtures.

OTHER ELECTRICAL
Convenience outlets: surface mounted at exposed concrete walls.

SECURITY
Lockable doors.

3

SECOND AMENDMENT TO LEASE

I.	PARTIES AND DATE.

This Second Amendment to Lease (“Amendment”) dated March 6, 2018, is by and between ALTON CORPORATE JENNER LLC, a Delaware limited liability company (“Landlord”), as successor-in-interest to The Irvine Company LLC, a Delaware limited liability company, and OVERLAND, PACIFIC & CUTLER, LLC, a Delaware limited liability company (“Tenant”), as successor-in-interest to Overland, Pacific & Cutler, Inc., a California corporation.

II.	RECITALS.

On November 19, 2009, Landlord and Tenant entered into a lease (“Lease”) for space in a building located at 20 Fairbanks, Suite 178, Irvine, California (“20 Fairbanks Premises”), which lease was amended by a First Amendment to Lease dated February 7, 2013 (“First Amendment”), wherein Tenant terminated its leasing of the 20 Fairbanks Premises in exchange for leasing approximately 6,419 rentable square feet of space in a building located at 1 Jenner Street, Suite 200, Irvine, California (“Premises”). The foregoing lease, as so amended, is hereinafter referred to as the “Lease”.

Landlord and Tenant each desire to modify the Lease to terminate a portion of the leased Premises consisting of approximately 2,068 rentable square feet of space shown on EXHIBIT A attached to this Amendment and herein referred to as the “Excess Space”, to extend the Term as to the remainder of the leased Premises, to adjust the Basic Rent and to make such other modifications as are set forth in "III. MODIFICATIONS" next below.

III.	MODIFICATIONS.

A.     Termination as to the Excess Space. The parties agree that Tenant’s lease as to the Excess Space shall terminate at 11:59 P.M. on May 31, 2018 (the “Termination Date for the Excess Space”), provided that such termination shall not relieve Tenant of (i) any rent or other charges owed by Tenant, or other obligations required of Tenant, as are set forth in the Lease from and after the date of this Amendment through and including the Termination Date for the Excess Space, (ii) any obligations which are set forth in this Amendment, and (iii) any indemnity or hold harmless obligations set forth in the Lease as to the Excess Space. Tenant shall quit and surrender possession of the Excess Space to Landlord on or before the Termination Date for the Excess Space as required by the provisions of Section 15.3 of the Lease, including the removal of all of Tenant’s pre-existing cabling located within the Excess Space. From and after the Termination Date for the Excess Space, all references in the Lease to the “Premises” shall mean the Premises excluding the Excess Space.

B.     Basic Lease Provisions. The Basic Lease Provisions are hereby amended as follows:

1.     Item 5 is hereby deleted in its entirety and substituted therefor shall be the following:

“5. Lease Term: The Term of this Lease shall expire on May 31, 2023.”

2.     Item 6 is hereby amended by adding the following:

Months of Term or Period	Monthly Rate Per Rentable Square Foot	Monthly Basic Rent (rounded to the nearest dollar)
June 1, 2018 to May 31, 2019	$1.80	$7,832.00
June 1, 2019 to May 31, 2020	$1.88	$8,180.00
June 1, 2020 to May 31, 2021	$1.96	$8,528.00
June 1, 2021 to May 31, 2022	$2.05	$8,920.00
June 1, 2022 to Expiration Date	$2.14	$9,311.00

3.     Effective as of the Termination Date for the Excess Space, Item 8 shall be deleted in its entirety and substituted therefor shall be the following:

“8. Floor Area of Premises: approximately 4,351 rentable square feet

      Floor Area of Building: approximately 31,231 rentable square feet”

1

4.     Effective as of the Termination Date for the Excess Space, Item 11 shall be deleted in its entirety and substituted therefor shall be the following:

“11. Vehicle Parking Spaces: 17 unreserved vehicle parking spaces, together with the “Additional Parking”, as defined in and in accordance with the provisions set forth in Exhibit F to this Lease”

C.     Brokers. Article 18 of the Lease is amended to provide that the parties recognize the following parties as the brokers who negotiated this Amendment, and agree that Landlord shall be responsible for payment of brokerage commissions to such brokers pursuant to its separate agreements with such brokers: Irvine Management Company (“Landlord’s Broker”) is the agent of Landlord exclusively and DAVCO Realty Advisors / Long Beach (“Tenant’s Broker”) is the agent of Tenant exclusively. By the execution of this Amendment, each of Landlord and Tenant hereby acknowledge and confirm (a) receipt of a copy of a Disclosure Regarding Real Estate Agency Relationship conforming to the requirements of California Civil Code 2079.16, and (b) the agency relationships specified herein, which acknowledgement and confirmation is expressly made for the benefit of Tenant’s Broker. If there is no Tenant’s Broker so identified herein, then such acknowledgement and confirmation is expressly made for the benefit of Landlord’s Broker. By the execution of this Amendment, Landlord and Tenant are executing the confirmation of the agency relationships set forth herein. The warranty and indemnity provisions of Article 18 of the Lease, as amended hereby, shall be binding and enforceable in connection with the negotiation of this Amendment.

D.     Right to Extend the Lease. Section III.E of the First Amendment, entitled “Right to Extend the Lease”, is hereby deleted in its entirety and shall have no further force or effect.

E.     Right of First Offer. Section III.F of the First Amendment, entitled “Right of First Offer”, is hereby deleted in its entirety and shall have no further force or effect.

F.     Acceptance of Premises. Tenant acknowledges that the lease of the Premises pursuant to this Amendment shall be on an “as-is” basis without further obligation on Landlord’s part as to improvements whatsoever, except that Landlord hereby agrees to complete the Tenant Improvements in accordance with the provisions of Exhibit X, Work Letter, attached hereto.

IV.	GENERAL.

A.     Effect of Amendment. The Lease shall remain in full force and effect and unmodified except to the extent that it is modified by this Amendment.

B.     Entire Agreement. This Amendment embodies the entire understanding between Landlord and Tenant with respect to the modifications set forth in "III. MODIFICATIONS" above and can be changed only by a writing signed by Landlord and Tenant.

C.     Defined Terms. All words commencing with initial capital letters in this Amendment and defined in the Lease shall have the same meaning in this Amendment as in the Lease, unless they are otherwise defined in this Amendment.

D.     Corporate and Partnership Authority. If Tenant is a corporation or partnership, or is comprised of either or both of them, each individual executing this Amendment for the corporation or partnership represents that he or she is duly authorized to execute and deliver this Amendment on behalf of the corporation or partnership and that this Amendment is binding upon the corporation or partnership in accordance with its terms.

E.     Counterparts; Digital Signatures. If this Amendment is executed in counterparts, each is hereby declared to be an original; all, however, shall constitute but one and the same amendment. In any action or proceeding, any photographic, photostatic, or other copy of this Amendment may be introduced into evidence without foundation. The parties agree to accept a digital image (including but not limited to an image in the form of a PDF, JPEG, GIF file, or other e-signature) of this Amendment, if applicable, reflecting the execution of one or both of the parties, as a true and correct original.

F.     California Certified Access Specialist Inspection. Pursuant to California Civil Code § 1938, Landlord hereby states that the Premises have not undergone inspection by a Certified Access Specialist (CASp) (defined in California Civil Code § 55.52(a)(3)). Pursuant to Section 1938 of the California Civil Code, Landlord hereby provides the following notification to Tenant: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction related accessibility standards within the premises.” If Tenant requests to perform a CASp inspection of the Premises, Tenant shall, at its cost, retain a CASp approved by Landlord (provided that Landlord may designate the CASp, at Landlord’s option) to perform the inspection of the Premises at a time agreed upon by the parties. Tenant shall provide Landlord with a copy of any report or certificate issued by the CASp (the “CASp Report”) and Tenant shall, at its cost, promptly complete any modifications necessary to correct violations of construction related accessibility standards identified in the CASp Report, notwithstanding anything to the contrary in this Lease. Tenant agrees to keep the information in the CASp Report confidential except as necessary for the Tenant to complete such modifications.

2

V.	EXECUTION.

Landlord and Tenant executed this Amendment on the date as set forth in “I. PARTIES AND DATE.” above.

LANDLORD: ALTON CORPORATE JENNER LLC, a Delaware limited liability company	TENANT: OVERLAND, PACIFIC & CUTLER, LLC, a Delaware limited liability company

3

EXHIBIT X

WORK LETTER

BUILD TO SUIT

(Turn-key)

The tenant improvement work (the “Tenant Improvements” and the “Tenant Improvement Work”) shall consist of the work, including work in place as of the date hereof, required to complete the improvements to the Premises as shown in the space plan (the “Plan”) prepared by Casco Design Studio, dated January 26, 2018, and the cost estimate (the “Cost Estimate”) prepared by Casco Contractors, dated February 2, 2018. The Tenant Improvement Work shall be performed by a contractor selected by Landlord and in accordance with the requirements and procedures set forth below.

I.	ARCHITECTURAL AND CONSTRUCTION PROCEDURES.

A.     Landlord shall cause its contractor to construct the Tenant Improvements at Landlord’s sole cost and expense, provided that any additional cost resulting from “Changes” (as hereinafter defined) requested by Tenant and “Alternates” shown in the Plan which are elected by Tenant (if any) shall be borne solely by Tenant and paid to Landlord as hereinafter provided. Unless otherwise specified in the Plan or Cost Estimate, all materials, specifications and finishes utilized in constructing the Tenant Improvements shall be Landlord's building standard tenant improvements, materials and specifications for the Project as set forth in Schedule I attached hereto (“Standard Improvements”), except for those additions or variations to Standard Improvements expressly approved by Landlord and noted on the Plan (any such addition or variation from the Standard Improvements shall be referred to herein as a “Non- Standard Improvement”). Should Landlord submit any additional plans, equipment specification sheets, or other matters to Tenant for approval or completion in connection with the Tenant Improvement Work, Tenant shall respond in writing, as appropriate, within 5 days unless a shorter period is provided herein. Tenant shall not unreasonably withhold its approval of any matter, and any disapproval shall be limited to items not previously approved by Tenant in the Plan or otherwise.

B.     In the event that Tenant requests in writing a revision to the Plan (“Change”), and Landlord so approves such Change as provided in the Section next below, Landlord shall advise Tenant by written change order as soon as is practical of any increase in the cost to complete the Tenant Improvement Work that such Change would cause. Such cost shall include an administrative/supervision fee to be paid to Landlord or to Landlord’s management agent in the amount of 3% of the cost of such Change. Tenant shall approve or disapprove such change order, if any, in writing within 2 days following Tenant's receipt of such change order. If Tenant approves any such change order, Landlord, at its election, may either (i) require as a condition to the effectiveness of such change order that Tenant pay the increase in the cost attributable to such change order concurrently with delivery of Tenant’s approval of the change order, or (ii) defer Tenant’s payment of such increase until the date 10 days after delivery of invoices for same. If Tenant disapproves any such change order, Tenant shall nonetheless be responsible for the reasonable architectural and/or planning fees incurred in preparing such change order. Landlord shall have no obligation to interrupt or modify the Tenant Improvement Work pending Tenant's approval of a change order, but if Tenant fails to timely approve a change order, Landlord may (but shall not be required to) suspend the applicable Tenant Improvement Work, in which event any related critical path delays because of such suspension shall constitute Tenant Delays hereunder.

C.     Landlord agrees that it shall not unreasonably withhold its consent to Tenant's requested Changes, provided that such consent may be withheld in all events if the requested Change (i) is of a lesser quality than the Tenant Improvements previously approved by Landlord, (ii) fails to conform to applicable governmental requirements, (iii) would result in the Premises requiring building services beyond the level normally provided to other tenants, (iv) would delay construction of the Tenant Improvements and Tenant declines to accept such delay in writing as a Tenant Delay, (v) interferes in any manner with the proper functioning of, or Landlord’s access to, any mechanical, electrical, plumbing or HVAC systems, facilities or equipment in or serving the Building, or (vi) would have an adverse aesthetic impact to the Premises or would cause additional expenses to Landlord in reletting the Premises.

D.     Notwithstanding any provision in the Lease to the contrary, and not by way of limitation of any other rights or remedies of Landlord, if Tenant fails to comply with any of the time periods specified in this Work Letter, fails otherwise to approve or reasonably disapprove any submittal within the time period specified herein for such response (or if no time period is so specified, within 5 days following Tenant's receipt thereof), requests any Changes, furnishes inaccurate or erroneous specifications or other information, or otherwise delays in any manner the completion of the Tenant Improvements (including without limitation by specifying materials that are not readily available) or the issuance of an occupancy certificate (any of the foregoing being referred to in this Lease as a "Tenant Delay"), then Tenant shall bear any resulting additional construction cost or other expenses.

E.     All Standard Improvements and Non-Standard Improvements shall become the property of Landlord and shall be surrendered with the Premises at the end of the Term; except that Landlord may, by notice to Tenant given either prior to or following the expiration or termination of the Lease, require Tenant either (i) to remove all or any of the Non-Standard Improvements, any “Alternates” in the Plan which are elected by Tenant, and all or any of the Tenant Improvements approved by way of a Change requested by Tenant, to repair any damage to the Premises or the Common Area arising from such removal, and to replace any such Non-Standard Improvements with the applicable Building Standard Improvements, or (ii) to reimburse Landlord for the reasonable cost of such removal, repair and replacement upon demand. Any such removals, repairs and replacements by Tenant shall be completed by the Expiration Date, or sooner termination of this Lease, or within 10 days following notice to Tenant if such notice is given following the Expiration Date or sooner termination.

1

F.     It is understood that the Tenant Improvements shall be done during Tenant’s occupancy of the Premises and, in this regard, while Landlord agrees to use commercially reasonable to minimize disruptions to Tenant’s operations in the Premises (including performing demolition work and construction of the new demising wall outside of normal business hours), Tenant agrees to assume any risk of injury, loss or damage which may result. Tenant further agrees that it shall be solely responsible for relocating its office equipment and furniture in the Premises in order for the foregoing Tenant Improvements to be completed in the Premises, and that no rental abatement shall result while the foregoing Tenant Improvements are completed in the Premises.

G.     Tenant hereby designates Daniela Borbe (Tenant’s Construction Representative”), Telephone No. 949-268-5707, Email: dborbe@opcservices.com as its representative, agent and attorney- in-fact for all matters related to the Tenant Improvement Work, including but not by way of limitation, for purposes of receiving notices, approving submittals and issuing requests for Changes, and Landlord shall be entitled to rely upon authorizations and directives of such person(s) as if given directly by Tenant. The foregoing authorization is intended to provide assurance to Landlord that it may rely upon the directives and decision making of the Tenant’s Construction Representative with respect to the Tenant Improvement Work and is not intended to limit or reduce Landlord’s right to reasonably rely upon any decisions or directives given by other officers or representatives of Tenant. Tenant may amend the designation of its Tenant’s Construction Representative(s) at any time upon delivery of written notice to Landlord.

2

CAMPUS OFFICE GENERIC SPECIFICATION

IRVINE COMPANY

Schedule I

Tenant Improvement / Interior Construction Outline Specifications

(By Tenant/Tenant Allowance)

Note During preliminary walk throughs, construction management is to confirm re-use of existing building components and provide direction to: 1) match existing , or 2) provide new building standard at all remodel conditions; or 3) provide upgrade to building standard based on project team input. Each suite to be reviewed on a case-by-case basis.

TENANT STANDARD

GENERAL OFFICE:	CARPET
Direct glue broadloom carpet.

VINYL COMPOSITION TILE (VCT)
12” x 12” VCT Armstrong Standard Excelon.

WALLS

Standard Walls: 5/8” gypsum drywall on 2-1/2” x 25 ga. metal studs 16” o.c., floor to ceiling construction. No walls shall penetrate the grid unless required by code. All walls shall be  straight, and parallel to building exterior walls. All offices and rooms shall be constructed of a standard size and tangent to a building shell or core wall.

Exterior Walls (First Generation Only): 5/8” gypsum drywall furring on 25 ga. metal studs, with R-13 insulation.

PAINT
Paint finish, one standard color to be Benjamin Moore AC-40, Glacier White, flat finish. Dark colors subject to Landlord approval.

BASE
2-1/2” Burke rubber base; straight at cut pile carpet, coved at resilient flooring and loop carpet.

RUBBER TRANSITION STRIP
Transition strip between carpet and resilient flooring to be Burke #150, color: to match adjacent V.C.T.

PLASTIC LAMINATE
Plastic laminate color at millwork: Nevamar “Smoky White”, Textured #S-7-27T.

CEILING
2x4 USG Radar Illusions #2842 scored ceiling tile, installed in building standard 9/16” or 15/16” T-bar grid. Continuous grid throughout.

LIGHTING
All spaces are to be illuminated with building standard 2 x 4 direct/indirect fixtures, approved by the Landlord.

DOORS
1-3/4” solid core, 3’’-0” x 8’-10” plain sliced white oak, Western Integrated clear anodized aluminum frames, Schlage “D” series “Sparta” latchset hardware, dull chrome finish.

OFFICE SIDELITES
All interior offices to have sidelite glazing adjacent to office entry door, 4’ wide x door height, Western Integrated clear anodized aluminum frame integral to door frame with clear tempered glass.

WINDOW COVERINGS
Vertical blinds: Mariak Industries PVC blinds at building perimeter windows, Model M-3000, Color: Light Grey.

TENANT STANDARD
MECHANICAL:	HVAC

General: Exterior corner spaces with more than one exposure shall be provided with a separate zone. Conference Room (or Training Room) 20’ x 13’ or larger shall be provided with a separate zone. Exterior zone shall be limited to a single exposure and a maximum of 750 to 1000 square feet.

Campus Office Building: Interior and Exterior zone VAV boxes shall be connected to the main supply air loop. Exterior zone VAV boxes shall be provided with two-row hot water reheat coil. Interior zone shall be limited to a maximum of 2000 square feet.

Air distribution downstream of VAV boxes shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements.

Pneumatic thermostats with blank white cover shall be provided for each zone. Thermostats shall be located adjacent to light switch at 48” above finished floor. When the building utilizes DDC zone control, DDC system shall be Andover and installed by AAS. DDC system shall be interfaced to the existing Irvine Company network.

Revised 11/10/15	IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

CAMPUS OFFICE GENERIC SPECIFICATION

IRVINE COMPANY

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD
MECHANICAL (CONTINUED):

Mid-Tech / Manufacturing Building: Air distribution downstream of packaged rooftop units and/or split system fan coil units shall be provided complete with ductwork, 2’x2’ perforated face ceiling diffusers, 2’x2’ perforated return air grilles and air balance. All ductwork shall be sheet metal constructed per SMACNA standards and insulated per the latest Title 24 requirements. Interior zone shall be limited to a maximum of 2500 square feet.

Packaged rooftop units and/or split system units shall be connected to existing Irvine Company Energy Management System. Thermostats shall be located adjacent to light switch at 48” above finished floor. EMS shall be Andover and installed by AAS.

New packaged rooftop units larger than 5-ton shall be provided with seismic isolation curb with minimum 1-inch spring deflection. New packaged rooftop units larger than 6.25 ton shall be provided with economizer with barometric relief damper.

TENANT STANDARD FIRE
PROTECTION:	FIRE PROTECTION
Pendant satin chrome plated, recessed heads, adjustable canopies, minimum K factor to be 5.62, located at center of 2’ x 2’ section of scored ceiling tile. Ceiling drops from shell supply loop.

TENANT STANDARD FIRE
SPRINKLER:	FIRE SPRINKLER
– Hard pipe to be used. Any substitutions to be submitted for Landlord review and approval prior to install.
– Center sprinkler head in 2x2 ceiling tile.

TENANT STANDARD
ELECTRICAL:	ELECTRICAL SYSTEM
A 277/480 volt, three phase, four wire tenant metered distribution section will be added to main service at Main Electrical Room.

Tenant Electrical Room, located within the lease space, as directed by the Landlord, to include 277/480 volt and 120/208 volt panels, transformer, lighting control panel, as required. All newly installed panels and distribution boards shall have all branch circuit loads appropriately disaggregated per 2013 Title 24 requirements.

Standard tenant electrical capacity will be provided in the following capacity:
– Lighting 277V: Minimum of 1.2 watt watts per s.f.
– General 277V Power: As required to accommodate tenant loads.
– HVAC Power 277/480V: As required to accommodate the HVAC equipment.
– General 120/208V Power: Minimum of 8.0 watts per s.f.

LIGHTING

All spaces are to be illuminated with building standard 2’ x 4’, direct/indirect fixtures based on one (1) fixture per 96 square feet. All lighting in newly renovated areas (and associated existing areas with renovations mandated by 2013 Title 24 requirements) are to be illuminated with building standard 2’x4’ direct/indirect LED 0-10V dimmable fixtures based on (1) fixture per 96 square feet.

Fixture to be Focal Point TICLED-24-4000L-35 (FLUL-24-PS-4000L-35K-1C-VOLT-LD1-GRIDTYPE-EQ-WH) - All Fixtures should be ordered via Southern California Illumination, contact rep at 949-622-3000.

Any substitutions to these fixtures must be reviewed/approved by the Landlord.

All lighting in newly renovated areas (and associated existing areas with renovations mandated by 2013 Title 24 requirements) are to be controlled by 2013 Title 24 compliant digital lighting system, complete with room controller capable of full range 0-10V LED dimming, occupancy sensors, daylight sensors (as required), and low voltage digital switches as required for each respective enclosed space. Locate switches at 48” to switch centerline. Digital control system shall be by Greengate or equal by Wattstopper. Projects in excess of 10,000 square feet shall also have demand responsive controls via input / output interface at each room controller location with applicable low voltage conductors routed to tenant electrical room for future connection to demand response system per 2013 Title 24 requirements.

Exit signs: Internally illuminated, white sign face with green text.

OUTLETS
Power: Leviton “Decora” style 15 / 20 amp 125-volt specification grade white duplex receptacle mounted vertically, 18” AFF to centerline, with a white plastic coverplate.

2013 Title 24 controlled receptacles are to be plug load controllable decorator receptacle, 15A, half control, white in color Legrand #26252CHW. Receptacle relay shall be wired to room controller in respective vicinity or enclosed space for controlled receptacle to shut off during periods of vacancy.

Revised 11/10/15	IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

CAMPUS OFFICE GENERIC SPECIFICATION

IRVINE COMPANY

Tenant Improvement / Interior Construction Outline Specifications

(Continued)

TENANT STANDARD
ELECTRICAL (CONTINUED):

All furniture systems will be assumed to be a four (4) circuit / eight (8) wire configuration. All furniture system workstations are assumed to have personal computers only and will be connected at a ratio of eight (8) workstations per four (4) circuit / eight (8) wire homerun. For each four circuit homerun, the two “general” circuits shall be controlled circuits per 2013 Title 24 requirements and shall be controlled by relays connected to the room controller in respective vicinity or enclosed space for controlled receptacles in partitions to shut off during periods of vacancy.

All wall mounted furniture system communication feeds will be provided with (2) 1 ½” conduit (non- fire rated / non-insulated walls) OR (2) 1-¼” conduit (fire rated / insulated walls); a 4S/DP box and a double-gang mud ring in the wall. One (1) furniture system communication feeds will be assumed to be capable of providing enough cabling capacity for eight (8) workstations.

Power and Telecom Feeds to systems furniture by Tenant to be via walls, furred columns or ceiling J-box.

All wall mounted general communication outlets in non-fire rated / non-insulated walls will be provided a 2-gang mud ring and a pull string in the wall. All wall mounted communication outlets in fire-rated and insulated walls will be provided with ¾” conduit (voice and / or data only) OR a 1” conduit (combination voice / data), stubbed into the accessible ceiling space, 4S/DP box and a single gang mud ring in the wall. Cover plate, jacks and cables by tenant.

A single tenant telecom room will be provided with a single 4’ x 8’ backboard. An empty 2” conduit will be routed from this backboard to the building’s main telephone backboard. An empty 4” conduit sleeve will be stubbed into the accessible ceiling space.

TENANT STANDARD
WAREHOUSE/SHIPPING AND RECEIVING (IF APPLICABLE):

FLOORS

Sealed concrete.

WALLS

5/8” gypsum wallboard standard partition, height and construction subject to Landlord approval. At furred walls, paint to match Benjamin Moore AC-40 Glacier White. Provide rated partition at occupancy separation, as required by code.

CEILING
Exposed structure, non-painted.

WINDOWS
None.

ACCESS
7’-6” H x 7’-6” W glazed service doors. Glazing is bronze reflective glass.

HVAC
None.

PLUMBING
Single accommodation restroom, if required.

Sheet vinyl flooring to be Armstrong Classic Corlon “Seagate” #86526 Oyster, with Smooth White FRP panel wainscot to 48” high. Painted walls and ceiling to be Benjamin Moore AC-40 Glacier White, semi-gloss finish.

LIGHTING
T5 High Bay, 2 x 4 fixtures.

OTHER ELECTRICAL
Convenience outlets; surface mounted at exposed concrete walls.

SECURITY
Lockable doors.

Revised 11/10/15	IRVINE COMPANY OFFICE PROPERTIES

THE SPECIFICATIONS SET FORTH IN THIS OUTLINE ARE SUBJECT TO MODIFICATION FROM TIME TO TIME AS DETERMINED TO BE NECESSARY OR APPROPRIATE BY THE LANDLORD

Exhibit B

Bill of Sale

Overland, Pacific & Cutler, LLC agrees to sell the following items in as is condition to Interlink Electronics for $1.00 effective July 1, 2020

Furniture inventory - 1 Jenner, Suite 200, Irvine CA 92618

Office Desks	7	Desks with side returns
Desk chairs	12	6 Aeron chairs and 6 padded chairs
Side chairs	13	Black faux leather in offices
Workstations	12	Cubicle set up
2 Drawer Files	10	In offices
Book shelves	9	In offices on top of 2 drawers
Credenzas	2	In office credenzas with book case above
Book cases	2	Five level bookcases
File Cabinets	3	Beige 36"
File Cabinets	2	Black 36"
File Cabinets	3	Black 18"
File Cabinets	2	Brown supply cabinets

Conference room table, 8 chairs, credenza, 1 decorator table

Reception desk, desk chair, 2 drawer file cabinet

One long brown 6 door file credenza

One couch, 2 decorator chairs, 3 decorator tables

Kitchen tables (2) and 8 chairs

Kitchen credenza

Refrigerator

Store room racking

Overland, Pacific & Cutler LLC Mike Leber - CFO	Interlink Electronics Steven N Bronson

DocuSign Envelope ID: 9F1DD6C0-1160-4D57-A2DC-7673A3061C92

1 Jenner Street, Suite 200, Irvine | 4,351 RSF

Exhibit C

SUITE 200

HUGHESMARINO